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                                                                    Exhibit 23.1


Independent Auditors' Consent


We consent to the use in this Registration Statement of Next Level Communications, Inc. on Form S-1 of our report dated August 25, 1999, appearing in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
San Francisco, California
August 25, 1999